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                                                                     Exhibit 10

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 under The Securities Act of 1933 and Amendment No. 130 under The Investment Company Act of 1940 to the Registration Statement on Form N-4 of our report dated April 24, 2006, relating to the consolidated financial statements of The Variable Annuity Life Insurance Company that appears in Post-Effective Amendment No. 31 and Amendment No. 128 to the Registration Statement, filed May 1, 2006, Accession No. 0001193125-06-094684. We also consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 of our report dated April 5, 2006 relating to the financial statements and financial highlights of The Variable Annuity Life Insurance Company Separate Account A that appears in Post-Effective Amendment No. 31 and Amendment No. 128 to the Registration Statement filed May 1, 2006. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/
PRICEWATERHOUSECOOPERS LLP
Houston, Texas

December 15, 2006